                                                                   EXHIBIT 10.17

                                 U. S. BANCORP

                           1993 STOCK INCENTIVE PLAN
                        THIRD AMENDMENT AND RESTATEMENT

                               FEBRUARY 15, 1996
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                                 U. S. BANCORP

                           1993 STOCK INCENTIVE PLAN

                        THIRD AMENDMENT AND RESTATEMENT

                               TABLE OF CONTENTS

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ARTICLE 1 -- ESTABLISHMENT AND PURPOSE................................................    1
      1.1  Establishment; Restatement.................................................    1
      1.2  Purpose....................................................................    1
      1.3  Other Option Plans.........................................................    1
ARTICLE 2 -- DEFINITIONS..............................................................    1
      2.1  Defined Terms..............................................................    1
      2.2  Gender and Number..........................................................    5
ARTICLE 3 -- ADMINISTRATION...........................................................    5
      3.1  General....................................................................    5
      3.2  Composition of the Committee...............................................    5
      3.3  Authority of the Committee.................................................    5
      3.4  Delegation.................................................................    5
      3.5  Liability of Committee Members.............................................    5
      3.6  Costs of Plan..............................................................    5
ARTICLE 4 -- DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN......................    6
      4.1  Duration of the Plan.......................................................    6
      4.2  Shares Subject to the Plan.................................................    6
ARTICLE 5 -- ELIGIBILITY..............................................................    6
ARTICLE 6 -- AWARDS...................................................................    6
      6.1  Types of Awards............................................................    6
      6.2  General....................................................................    7
      6.3  Nonuniform Determinations..................................................    7
      6.4  Award Agreements...........................................................    7
      6.5  Provisions Governing All Awards............................................    7
      6.6  Dividend Equivalents.......................................................    9
ARTICLE 7 -- OPTIONS..................................................................    9
      7.1  Types of Options...........................................................    9
      7.2  General; Limitation on Number of Options...................................    9
      7.3  Option Price...............................................................    9
      7.4  Option Term................................................................   10
      7.5  Time of Exercise...........................................................   10
      7.6  Special Rules for Incentive Stock Options..................................   10
      7.7  Restricted Shares..........................................................   10
      7.8  Reload Options.............................................................   10
ARTICLE 8 -- STOCK APPRECIATION RIGHTS................................................   10
      8.1  General; Limitation on Number of SARs......................................   10
      8.2  Nature of Stock Appreciation Right.........................................   10
      8.3  Exercise...................................................................   11
      8.4  Form of Payment............................................................   11
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ARTICLE 9 -- RESTRICTED AWARDS........................................................   11
      9.1  Types of Restricted Awards.................................................   11
      9.2  General....................................................................   11
      9.3  Restriction Period.........................................................   11
      9.4  Forfeiture.................................................................   12
      9.5  Settlement of Restricted Awards............................................   12
      9.6  Rights as a Shareholder....................................................   12
ARTICLE 10 -- PERFORMANCE AWARD.......................................................   12
     10.1  Types of Performance Awards................................................   12
     10.2  Performance Cycles.........................................................   13
     10.3  Performance Goals..........................................................   13
     10.4  Determination of Awards....................................................   13
     10.5  Settlement of Performance Awards...........................................   13
     10.6  Rights as a Shareholder....................................................   13
     10.7  Performance Awards for Executive Officers..................................   13
ARTICLE 11 -- OTHER STOCK BASED AND COMBINATION AWARDS................................   14
     11.1  Other Stock-Based Awards...................................................   14
     11.2  Combination Awards.........................................................   14
ARTICLE 12 -- DEFERRAL ELECTIONS......................................................   14
ARTICLE 13 -- ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.........................   14
     13.1  Plan Does Not Restrict Bancorp.............................................   14
     13.2  Adjustments by the Committee...............................................   14
ARTICLE 14 -- AMENDMENT AND TERMINATION...............................................   15
ARTICLE 15 -- MISCELLANEOUS...........................................................   15
     15.1  Tax Withholding............................................................   15
     15.2  Unfunded Plan..............................................................   15
     15.3  Payments to Trust..........................................................   15
     15.4  Annulment of Awards........................................................   15
     15.5  Engaging in Competition With Bancorp.......................................   15
     15.6  Other Bancorp Benefit and Compensation Programs............................   16
     15.7  Securities Law Restrictions................................................   16
     15.8  Governing Law..............................................................   16
     15.9  Accounting Matters.........................................................   16
ARTICLE 16 -- SHAREHOLDER APPROVAL....................................................   16
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                                 U. S. BANCORP

                           1993 STOCK INCENTIVE PLAN

                        THIRD AMENDMENT AND RESTATEMENT

                                   ARTICLE 1

                           ESTABLISHMENT AND PURPOSE

     1.1 Establishment; Restatement. U. S. Bancorp, an Oregon corporation ("Bancorp"), established the U. S. Bancorp 1993 Stock Incentive Plan effective as of October 21, 1993, as amended and restated effective February 17, 1994, November 17, 1994, and further amended and restated in the present form effective February 15, 1996 (the "Plan"), subject to shareholder approval as provided in Article 16.

     1.2 Purpose. The purpose of the Plan is to promote and advance the interests of Bancorp and its shareholders by enabling Bancorp to attract, retain, and reward key employees of Bancorp and its Subsidiaries. It is also intended to strengthen the mutuality of interests between such employees and Bancorp's shareholders. The Plan is designed to serve these purposes by offering stock options and other cash and equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Bancorp.

     1.3 Other Option Plans. The Plan shall be separate from the following existing plans (the "Prior Plans"):

                 U. S. Bancorp 1984 Incentive Stock Option Plan

                  U. S. Bancorp 1985 Stock Option and SAR Plan

The Plan shall neither affect the operation of the Prior Plans nor be affected by the Prior Plans, except as follows:

          (a) No further stock options will be granted under any of the Prior Plans after the date the Plan was initially approved by Bancorp's shareholders; and

          (b) The number of Shares which may be made subject to Awards under the Plan shall be adjusted, pursuant to Section 4.2, to reflect cancellation or expiration of options previously granted under the Prior Plans.

                                   ARTICLE 2

                                  DEFINITIONS

     2.1 Defined Terms. For purposes of the Plan, the following terms shall have the meanings set forth below:

     "ACQUIRING PERSON" means any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"), as such Section and Rule are in effect as of the Grant Date; provided, however, that the term Acquiring Person shall not include (a) Bancorp or any of its Subsidiaries, (b) any employee benefit plan or related trust of Bancorp or any of its Subsidiaries, (c) any entity holding voting capital stock of Bancorp for or pursuant to the terms of any such employee benefit plan, or (d) any person or group solely because such person or group has voting power with respect to capital stock of Bancorp arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

     "AWARD" means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, Performance Awards, or Other Stock-Based Awards pursuant to the Plan.

     "AWARD AGREEMENT" means an agreement as described in Section 6.4 evidencing an Award under the Plan.

     "BOARD" means the Board of Directors of Bancorp.

     "CHANGE IN CONTROL" of Bancorp means:

          (a) The acquisition by any Acquiring Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20 percent or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph (a) the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from Bancorp, (ii) any acquisition by Bancorp, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Bancorp or any corporation controlled by Bancorp, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii), and (iii) of paragraph (c) of this definition of Change in Control; or

          (b) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director during the period whose election, or nomination for election, by Bancorp's shareholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of Bancorp (a "Business Combination") in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Bancorp or all or substantially all of Bancorp's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (ii) no Person (excluding any employee benefit plan, or related trust, of Bancorp or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of Bancorp of any plan or proposal for the liquidation or dissolution of Bancorp.

     "CHANGE IN CONTROL DATE" means the first date following the Grant Date on which a Change in Control has occurred.

     "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section shall be construed to refer to the successor provision to such Code section.

     "COMMITTEE" means the Compensation Committee of the Board (or a successor committee appointed by the Board to administer the Plan as provided in Article 3 of the Plan).

     "COMMON STOCK" means the $5 par value Common Stock of Bancorp or any security of Bancorp issued in substitution, exchange, or lieu thereof.

     "CONTINUING RESTRICTION" means a Restriction described in Sections 6.5(g), 15.4, 15.5, and 15.7 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

     "BANCORP" means U. S. Bancorp, an Oregon corporation, or any successor corporation.

     "DISABILITY" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. However, the Committee may, by resolution, change the foregoing definition of "Disability" or may adopt a different definition for purposes of specific Awards.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to successor provisions to such section or rule.

     "FAIR MARKET VALUE" -- For all purposes of the Plan, the "Fair Market Value" of Shares on a particular day shall be determined without regard to any restrictions (other than a restriction which, by its terms, will never lapse) and means:

          (a) If the Shares are listed on a stock exchange, the low sale price as reported for that day by the principal stock exchange on which the Shares are listed; or

          (b) If the Shares are not listed on a stock exchange:

             (i) The low sale price as reported for that day in The Wall Street Journal by the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ); or

             (ii) If the low sale price is not reported in The Wall Street Journal for that day, the low sale price quoted by NASDAQ for that day.

     If no sale price is reported by the principal stock exchange or, if the Shares are not listed on a stock exchange, in The Wall Street Journal or quoted by NASDAQ for that day, the low sale price reported or quoted for the immediately preceding day on which it was reported or quoted shall be used. In the event Common Stock becomes listed on a stock exchange, the Committee may, by resolution, revise the foregoing definition of Fair Market Value by reference to trading prices as reported for such stock exchange.

     "INCENTIVE STOCK OPTION" or "ISO" means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code.

     "NONQUALIFIED OPTION" or "NQO" means any Option granted pursuant to the Plan that is not a Statutory Option.

     "OPTION" includes a Statutory Option, an ISO, and an NQO.

     "OTHER STOCK-BASED AWARD" means an Award as defined in Section 11.1.

     "PARTICIPANT" means an employee of Bancorp or a Subsidiary who is granted an Award under the Plan.

     "PERFORMANCE AWARD" means a Performance Cash Award or a Performance Share Award granted pursuant to the provisions of Article 10 of the Plan, the Vesting of which is contingent on performance attainment.

     "PERFORMANCE CASH AWARD" means an Award described in Section 10.1(a) of the Plan.

     "PERFORMANCE CYCLE" means a designated performance period pursuant to the provisions of Section 10.2 of the Plan.

     "PERFORMANCE GOAL" means a designated performance objective pursuant to the provisions of Section 10.3 of the Plan.

     "PERFORMANCE SHARE" means a Share granted under and subject to a Performance Share Award. "Performance Share Award" means an Award described in
Section 10.1(b) of the Plan.

     "PLAN" means this Third Amendment and Restatement of the U. S. Bancorp 1993 Stock Incentive Plan, as set forth herein and as it may be hereafter amended and from time to time.

     "PRIOR PLANS" mean the previous stock option plans of Bancorp described in
Section 1.3.

     "REPORTING PERSON" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

     "RESTRICTED AWARD" means a Restricted Share Award or a Restricted Unit Award granted pursuant to Article 9 of the Plan.

     "RESTRICTED SHARE" means a Share granted under and subject to a Restricted Share Award. "Restricted Share Award" means an Award described in Section 9.1(a) of the Plan.

     "RESTRICTED UNIT AWARD" means an Award described in Section 9.1(b) of the Plan.

     "RESTRICTION" means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

     "RETIREMENT" means retirement under the U. S. Bancorp Retirement Plan. However, the Committee may, by resolution, change the foregoing definition of "Retirement" or may adopt a different definition for purposes of specific Awards.

     "SHARE" means a share of Common Stock.

     "STATUTORY OPTION" means an Incentive Stock Option or any other form of stock option that is intended to meet the requirements specified in the Code (as the Code may be amended from time to time) for favorable income tax treatment for the Participant, for Bancorp, or for both.

     "STOCK APPRECIATION RIGHT" or "SAR" means an Award providing a benefit based on the appreciation of Common Stock granted pursuant to the provisions of
Article 8 of the Plan.

     "SUBSIDIARY" means a "subsidiary corporation" of Bancorp, within the meaning of Section 425 of the Code, namely any corporation in which Bancorp directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

     "VEST" or "VESTED" means:

          (a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

          (b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

          (c) In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

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          (d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

     "VOTING SECURITIES" means Bancorp's issued and outstanding securities ordinarily having the right to vote at elections of directors.

     2.2 Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan shall also include the opposite gender; and the definition of any term in Section 2.1 in the singular shall also include the plural, and vice versa.

                                   ARTICLE 3

                                 ADMINISTRATION

     3.1 General. The Plan shall be administered by the Committee or a successor committee as described in Section 3.2.

     3.2 Composition of the Committee. The Committee shall consist of not less than a sufficient number of members of the Board who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board may, without amendment of the Plan, transfer the duties of the Committee to another committee meeting the requirements of Rule 16b-3.

     3.3 Authority of the Committee. The Committee shall have full power and authority to administer the Plan in its sole discretion, including the authority to:

          (a) Construe and interpret the Plan and any Award Agreement;

          (b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

          (c) Select the employees who shall be granted Awards;

          (d) Determine the number and types of Awards to be granted to each such Participant;

          (e) Determine the number of Shares, or Share equivalents, to be subject to each Award;

          (f) Determine the option price, purchase price, base price, or similar feature for any Award; and

          (g) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, shall be final, conclusive, and binding on all Participants.

     3.4 Delegation. Notwithstanding the foregoing, the Committee may delegate to one or more officers of Bancorp the authority to exercise on behalf of the Committee any power, authority, or discretion of the Committee with respect to Awards granted to Participants who are not Reporting Persons. Matters which the Committee may delegate include, but are not limited to: (a) determining the recipients, types, amounts, and terms of Awards to be granted to Participants who are not Reporting Persons; (b) the acceleration of the time when such an Award becomes Vested; and (c) elections and determinations with respect to exercise or payment of such an Award.

     3.5 Liability of Committee Members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

     3.6 Costs of Plan. The costs and expenses of administering the Plan shall be borne by Bancorp.

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                                   ARTICLE 4

              DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

     4.1 Duration of the Plan. The Plan initially became effective October 21, 1993. The Plan shall remain in effect until Awards have been granted covering all the available Shares or the Plan is otherwise terminated by the Board. Termination of the Plan shall not affect outstanding Awards.

     4.2  Shares Subject to the Plan.

     (a) Shares. The shares which may be made subject to Awards under the Plan shall be Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares shall be issued under the Plan.

     (b) General Limitation on Awards. Subject to adjustment pursuant to Article 13, the maximum number of Shares for which Awards may be granted under the Plan shall not exceed 6,000,000 Shares, plus the number of Shares that remain available for grants of options under the Prior Plans as of the date the Plan is approved by Bancorp's shareholders as provided in Article 16. The aggregate number of Shares which may be subject to Awards under the Plan and options under the Prior Plans (including options previously granted and exercised or outstanding under the Prior Plans as of the effective date of the Plan) shall not exceed 8,250,000 Shares, as adjusted under the Plan and the Prior Plans to reflect changes in capitalization.

     (c) Annual Limitation. Subject to adjustment pursuant to Article 13, the maximum number of Shares for which Restricted Awards may be granted during any calendar year shall not exceed 400,000 Shares.

     (d) Cancellation or Expiration of Awards. If an Award under the Plan (or any option previously granted under the Prior Plans) is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards (or options under the Prior Plans) shall again become available for additional Awards under the Plan.

     (e) Share for Share Exercises. In the event any Option or other Award requiring exercise is exercised (pursuant to the terms of the applicable Award Agreement) in whole or in part by delivery or attestation to Bancorp of previously acquired Shares, the Shares delivered or attested to Bancorp in lieu of payment of the exercise price of the Option or other Award will be added to the Shares available for additional Awards under the Plan.

                                   ARTICLE 5

                                  ELIGIBILITY

     Officers and other key employees of Bancorp and its Subsidiaries (including employees who may also be directors of Bancorp or a Subsidiary) who, in the Committee's judgment, are or will be contributors to the long-term success of Bancorp shall be eligible to receive Awards under the Plan.

                                   ARTICLE 6

                                     AWARDS

     6.1 Types of Awards. The types of Awards that may be granted under the Plan are:

          (a) Options governed by Article 7 of the Plan;

          (b) Stock Appreciation Rights governed by Article 8 of the Plan;

          (c) Restricted Awards governed by Article 9 of the Plan, which may include Restricted Share Awards and Restricted Unit Awards;

          (d) Performance Awards governed by Article 10 of the Plan, which may include Performance Cash Awards and Performance Share Awards; and

     (e) Other Stock-Based Awards or combination awards governed by Article 11 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

     6.2 General. Subject to the limitations of the Plan, the Committee may cause Bancorp to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, shall deem appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

     6.3 Nonuniform Determinations. The Committee's determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

     6.4 Award Agreements. Each Award shall be evidenced by a written Award Agreement between Bancorp and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

     6.5 Provisions Governing All Awards. All Awards shall be subject to the following provisions:

          (a) Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award automatically shall cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

          (b) Rights as Shareholders. No Participant shall have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

          (c) Employment Rights. Neither the adoption of the Plan nor the granting of any Award shall confer on any person the right to continued employment with Bancorp or any Subsidiary, nor shall it interfere in any way with the right of Bancorp or a Subsidiary to terminate such person's employment at any time for any reason, with or without cause.

          (d) Transferability. Except as otherwise provided in this Section 6.5(d), each Award (other than Shares after they Vest) will not be transferable other than by will or the laws of descent and distribution and will be exercisable (for Awards which require exercise) during the lifetime of the Participant only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative. Notwithstanding the foregoing, the Committee, in its discretion, may provide in any Award Agreement that the Award is transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnership for such family members ("Permitted Family Transferees"). The Committee may, in its discretion, also amend outstanding Award Agreements for Awards granted prior to 1996 to allow transfer of such Awards, without payment of consideration, to Permitted Family Transferees. Furthermore, in the event Rule 16b-3 under the Exchange Act is amended to eliminate restrictions on transferability as a condition of exemption under Rule 16b-3, the Committee, in its discretion, may provide in any Award Agreement that the Award may be freely transferred, may be freely transferred to any class of transferees identified in the Award Agreement, or may be transferred subject to any terms and conditions specified in the Award Agreement. Notwithstanding the foregoing, Awards may be surrendered to Bancorp pursuant to Section 6.5(h) in connection with the payment of the purchase or option price of another Award.

          (e) Termination Of Employment. The terms and conditions under which an Award may be exercised, if at all, after a Participant's termination of employment shall be determined by the Committee and specified in the applicable Award Agreement.

          (f) Payment of Purchase Price and Withholding. The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay the purchase or option price, if any, for the Shares or other property issuable pursuant to the Award, or the Participant's federal, state, or local tax or tax withholding obligation with respect to such issuance in whole or in part by any one or more of the following:

             (i) By delivering previously owned Shares;

             (ii) By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award;

             (iii) By delivering to Bancorp a promissory note payable on such terms and over such period as the Committee shall determine;

             (iv) By delivery (in a form satisfactory to the Committee) of an irrevocable direction to a securities broker acceptable to the
        Committee:

                (A) To sell Shares subject to the Award and to deliver all or a part of the sales proceeds to Bancorp in payment of all or a part of the option price and taxes or withholding taxes attributable to the issuance; or

                (B) To pledge Shares subject to the Award to the broker as security for a loan and to deliver all or a part of the loan proceeds to Bancorp in payment of all or a part of the option price and taxes or withholding taxes attributable to the issuance; or

             (v) In any combination of the foregoing or in any other form approved by the Committee.

     For purposes of exercising an Option by delivery of previously owned Shares, the Participant may deliver, in lieu of an actual delivery of Shares, an attestation by the Participant in a form satisfactory to Bancorp that the Participant owns freely transferable previously acquired Shares having a Fair Market Value equal to the Option exercise price. Any Shares withheld or surrendered with respect to a Reporting Person shall be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.

          (g) Reporting Persons. With respect to all Awards granted to Reporting
     Persons:

             (i) Options (or other Awards requiring exercise) shall not be exercisable (or the Shares issuable upon exercise of the Options shall not be transferable) until at least six months after the date the Award was granted, except in the case of the death or Disability of the Participant; and

             (ii) Shares issued pursuant to any Award (other than Options or other Awards requiring exercise) may not be sold by the Participant for at least six months after acquisition, except in the case of the death or Disability of the Participant;

     provided, however, that (unless an Award Agreement expressly provides otherwise) the limitation of this Section 6.5(g) shall apply only if or to the extent required by Rule 16b-3 under the Exchange Act. Award Agreements for Awards to Reporting Persons shall also comply with any future restrictions imposed by such Rule 16b-3.

          (h) Service Periods. At the time of granting Awards, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

          (i) Change in Control Provisions. Each Award Agreement with respect to an Award granted after November 17, 1994, shall include a provision that as of a Change in Control Date:

                (A) An Option or other Award requiring exercise shall become fully and immediately exercisable;

                (B) An Award subject to Restrictions shall become fully Vested if the Participant's employment is terminated (by Bancorp without Cause, or by the Participant for Good Reason, as those terms are defined in the Award Agreement) within a specified period following the Change in Control Date; or

                (C) A Performance Award or other Award subject to Performance Goals (other than an Option Award where the exercisability of the Option is wholly or partially based on attaining Performance Goals, which shall be governed by paragraph A above) shall be deemed to have been earned to the extent of the greater of:

                    (1) A number of Shares or a portion of the target cash award determined by the Committee based on the extent to which the Performance Goals specified in the Award Agreement have been achieved during the portion of the Performance Cycle ending on the last day of the last fiscal quarter of Bancorp ending on or before the Change in Control Date; or

                    (2) A pro rata number of Shares or a portion of the target cash award equal to the product of the Target Shares or target cash award identified in the Award Agreement multiplied by a fraction with a numerator equal to the whole number of calendar months beginning on or after the Grant Date and ending on or before the Change in Control Date and a denominator equal to the number of calendar months in the entire Performance Cycle specified in the Award Agreement.

However, each Award Agreement (other than an Award Agreement for a Performance Cash Award) that includes a Change in Control provision shall be subject to the following limitation:

          If the Committee in good faith adopts a resolution that (i) the use of the pooling method of accounting with respect to the Change in Control transaction would be materially beneficial to Bancorp, and (ii) the acceleration of the exercisability, Vesting, or earning of the Award in connection with the Change in Control would have a materially adverse effect on Bancorp's ability to use the pooling method of accounting with respect to the Change in Control, then the Award shall not be accelerated on account of the Change in Control.

     6.6 Dividend Equivalents. The Committee, in its discretion, may provide that any Award will earn dividends or dividend equivalents. An Award Agreement may provide that such dividends or dividend equivalents will be paid currently or will be credited to the Participant's account. Any crediting of dividends or dividend equivalents will be subject to such restrictions and conditions as the Committee may establish in an Award Agreement, including reinvestment in additional Shares or share equivalents.

                                   ARTICLE 7

                                    OPTIONS

     7.1 Types of Options. Options granted under the Plan may be in the form of Statutory Options (including Incentive Stock Options) or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option shall identify the Option as an ISO, other Statutory Option, or an NQO. In the event the Code is amended to provide for tax-favored forms of Statutory Options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of Statutory Options.

     7.2 General; Limitation on Number of Options. Options shall be subject to the terms and conditions set forth in Article 6 and this Article 7 and Award Agreements governing Options shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable. The number of Shares subject to Options granted under the Plan to any Participant during any five-calendar-year period shall not exceed 750,000.

     7.3 Option Price. Each Award Agreement for Options shall state the option exercise price per Share of Common Stock purchasable under the Option, which shall not be less than 100 percent of the Fair Market Value of a Share on the date an Option is granted.

     7.4 Option Term. The Award Agreement for each Option shall specify the term, which shall not exceed 10 years from the date of grant, during which the Option may be exercised, as determined by the Committee.

     7.5 Time of Exercise. The Award Agreement for each Option shall specify, as determined by the Committee:

          (a) The time or times when the Option shall become exercisable and whether the Option shall become exercisable in full or in graduated amounts based on: (i) continuation of employment over a period specified in the Award Agreement, (ii) satisfaction of performance goals or criteria specified in the Award Agreement, or (iii) a combination of continuation of employment and satisfaction of performance goals or criteria;

          (b) Such other terms, conditions, and restrictions as to when the Option may be exercised as shall be determined by the Committee; and

          (c) The extent, if any, that the Option shall remain exercisable after the Participant ceases to be an employee of Bancorp or a Subsidiary.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the time when an Option becomes exercisable shall be accelerated or otherwise modified in the event of the death, Disability, or Retirement of the Participant. The Committee may, at any time in its discretion, accelerate the time when all or any portion of an outstanding Option becomes exercisable.

     7.6 Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement shall conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of Bancorp or a Subsidiary. ISOs may not be granted under the Plan after ten years following the date specified in Section 4.1, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

     7.7 Restricted Shares. In the discretion of the Committee, the Award Agreement for an Option may provide that the Shares issuable upon exercise of an Option shall be Restricted Shares, subject to Restrictions specified in the Award Agreement.

     7.8 Reload Options. The Committee, in its discretion, may provide in an Award Agreement for an Option that in the event all or a portion of the Option is exercised by the Participant using previously acquired Shares or previously acquired Shares are surrendered in payment of the Participant's federal, state, or local tax or tax withholding obligation with respect to such exercise, the Participant shall automatically be granted a replacement Option (with an option price equal to the Fair Market Value of a Share on the date of such exercise) for a number of Shares equal to (or equal to a portion of) the number of Shares surrendered upon exercise of the Option or for payment of taxes. Such Reload Option features may be subject to such terms and conditions as the Committee shall determine, including without limitation, a condition that the Participant retain the Shares issued upon exercise of the Option for a specified period of time.

                                   ARTICLE 8

                           STOCK APPRECIATION RIGHTS

     8.1 General; Limitation on Number of SARs. Stock Appreciation Rights or SARs shall be subject to the terms and conditions set forth in Article 6 and this Article 8 and Award Agreements governing Stock Appreciation Rights shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable. The number of Shares subject to SARs granted under the Plan to any Participant during any five-calendar-year period shall not exceed 750,000.

     8.2 Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee shall determine at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR shall have been exercised. The base price shall be designated by the Committee in the Award Agreement for the SAR and shall be the Fair Market Value of a Share on the grant date of the SAR or such other higher price as the Committee shall determine.

     8.3 Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a SAR shall be automatically exercised on one or more specified dates or upon the satisfaction of performance goals or criteria or one or more other conditions specified by the Committee in the SAR Award Agreement. In the case of SARs granted to Reporting Persons, exercise of the SAR shall be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b-3 under the Exchange Act.

     8.4 Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in installments, in Shares, or in any other manner or combination of such methods, or in any other form as the Committee, in its discretion, shall determine.

                                   ARTICLE 9

                               RESTRICTED AWARDS

     9.1 Types of Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Share Awards or Restricted Unit Awards.

          (a) Restricted Share Awards. A Restricted Share Award is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Bancorp upon termination of Participant's employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving a Restricted Share Award may be issued a stock certificate in respect of such Restricted Shares, registered in the name of such Participant and bearing a legend referring to the Restrictions set forth in the Award Agreement, and shall execute a stock power in blank with respect to the Restricted Shares evidenced by such certificate. The certificate evidencing such Restricted Shares and the stock power shall be held in custody by Bancorp until the Restrictions thereon shall have lapsed.

          (b) Restricted Unit Awards. A Restricted Unit Award is an Award of Restricted Units (with each Restricted Unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant's employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Units.

     9.2 General. Restricted Awards shall be subject to the terms and conditions of Article 6 and this Article 9 and Award Agreements governing Restricted Awards shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

     9.3 Restriction Period. Award Agreements for Restricted Awards shall provide that Restricted Awards, and the Shares subject to Restricted Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Restricted Awards, the Participant must remain in the employment of Bancorp or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the grant date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award (the "Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of a Restricted Award or the Shares received under or governed by the Restricted Award. The Committee, in its sole discretion, may provide for a single lapse of restrictions at the expiration of the Restriction Period or for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of

Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant shall be entitled to settlement of the Restricted Award or portion thereof, as the case may be. Although Restricted Awards will usually Vest based on continued employment and Performance Awards under Article 10 will usually Vest based on attainment of Performance Goals, the Committee, in its discretion, may condition Vesting of Restricted Awards on attainment of Performance Goals as well as continued employment. In such case, the Restriction Period for such a Restricted Award shall include the period prior to satisfaction of the Performance Goals. The Committee, in its discretion, may accelerate the Vesting of any Restricted Award.

     9.4 Forfeiture. If a Participant ceases to be an employee of Bancorp or a Subsidiary during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement) or otherwise fails to satisfy the conditions specified in an Award Agreement, the Award Agreement may require that all non-Vested Restricted Awards previously granted to the Participant be forfeited and returned to Bancorp.

     9.5  Settlement of Restricted Awards.

     (a) Restricted Shares. Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed and the Participant's stock power will be returned and the Shares will no longer be Restricted Shares.

     (b) Restricted Units. Upon Vesting of a Restricted Unit Award, a Participant shall be entitled to receive a certificate for a number of unrestricted Shares equal to the number of Vested Restricted Units, cash equal to the then Fair Market Value of a number of Shares equal to the Vested Restricted Units, or a combination of cash and Shares, as determined by the Committee.

     9.6 Rights as a Shareholder. A Participant shall have, with respect to unforfeited Restricted Shares received under a Restricted Share Award, all the rights of a shareholder of Bancorp, including the right to vote the Shares, and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares shall be treated as additional Shares covered by the Restricted Share Award and shall be subject to the same Restrictions. A Participant will have no rights as a shareholder with respect to Restricted Unit Awards until Shares have been issued in settlement of such Awards.

                                   ARTICLE 10

                               PERFORMANCE AWARDS

     10.1 Types of Performance Awards. Performance Awards under the Plan may be in the form of either Performance Cash Awards or Performance Share Awards. Performance Awards shall be subject to the terms and conditions set forth in
Article 6 and this Article 10. Performance Awards for executive officers are subject to Section 10.7.

          (a) Performance Cash Awards. A Performance Cash Award is an Award providing for a cash award subject to such terms and conditions as the Committee deems appropriate including, without limitation, the requirement that the Participant will earn such cash award or a portion thereof only in the event specified Performance Goals are met within a specified Performance Cycle, as set forth in the Award Agreement for the Performance Cash Award.

          (b) Performance Share Awards. A Performance Share Award is an Award of Performance Shares granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant will earn such Performance Shares or a portion thereof only in the event specified Performance Goals are met within a specified Performance Cycle, as set forth in the Award Agreement for the Performance Share Award. A Participant receiving a Performance Share Award may (but need not) be issued a stock certificate in respect of such Shares, registered in the name of Participant, and bearing a legend referring to the terms and conditions set forth in the Award Agreement and shall execute a stock power in blank with respect to the Shares evidenced by such certificate. Any certificate evidencing such Performance Shares and the stock power shall be held in custody by Bancorp until the Performance Goals are satisfied. Performance Share Awards for executive officers are subject to Section 10.7(b)(ii).

     10.2 Performance Cycles. For each Performance Award, the Committee shall designate a performance period (the "Performance Cycle") with a duration to be determined by the Committee in its discretion within which specified Performance Goals are to be attained. There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles may differ from each other.

     10.3 Performance Goals. The Committee shall establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals selected by the Committee may include performance criteria for Bancorp, a Subsidiary, or an operating group, division, or unit of Bancorp and its Subsidiaries. During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting Bancorp, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine; provided, however, that the Committee may not adjust Performance Goals for any Participant who is a covered employee for purposes of
Section 162(m) of the Code for the year in which such Performance Award is settled, in such a manner as would increase the amount of compensation otherwise payable to such covered employee.

     10.4 Determination of Awards. As soon as practicable after the end of a Performance Cycle, the Committee shall determine the extent to which Performance Awards have been earned on the basis of performance in relation to the established Performance Goals.

     10.5  Settlement of Performance Awards.

     (a) Performance Cash Awards. Settlement of earned Performance Cash Awards shall be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under Section 10.4 of the extent to which the Award has been earned by the payment of cash equal to the earned portion of the Award, by the issuance of unrestricted Shares having a Fair Market Value equal to the earned portion of the Award, or by a combination of cash and Shares, as determined by the Committee.

     (b) Performance Share Awards. Settlement of earned Performance Shares shall be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under Section 10.4 of the extent to which the Award has been earned by the issuance and delivery of unrestricted Shares equal to the number of earned Performance Shares, by the payment of cash equal to the then Fair Market Value of the earned Performance Shares, or by a combination of cash and Performance Shares, as determined by the Committee.

     10.6 Rights as a Shareholder. Unless a stock certificate is issued with respect to a Performance Share Award as provided in Section 10.1(b), a Participant will not have any rights as a shareholder with respect to unearned Performance Shares. With respect to unearned Performance Shares for which a certificate has been issued in the Participant's name under a Performance Share Award, a Participant shall have all the rights of a shareholder of Bancorp, including the right to vote the Shares, and the right to receive any cash dividends. Stock dividends issued with respect to Performance Shares shall be treated as additional Performance Shares covered by the Performance Share Award and shall be subject to the same terms and conditions. A Participant will have no right as a shareholder with respect to Performance Cash Awards.

     10.7 Performance Awards for Executive Officers. All Performance Awards to executive officers of Bancorp and its Subsidiaries shall be subject to the following additional specific requirements:

          (a) Performance Goals. The Performance Goals shall be any one or a combination of:

                               - net income
                               - cash flow
                               - any profit-related return ratios or
calculations.

     Such Performance Goals may be measured on an absolute basis or relative to a group of peer banks selected by the Committee, relative to internal goals, or relative to levels attained in prior years. The Committee will establish specific Performance Goals for each Performance Award not later than 90 days after the beginning of the Performance Cycle for the Award.

          (b) Award Limitations.

             (i) Performance Cash Awards. The maximum amount of compensation payable with respect to Performance Cash Awards granted to any individual executive officer (under the Plan and under the U. S. Bancorp Performance Cash Award Plan) will not exceed $2 million for each calendar year in a Performance Cycle.

             (ii) Performance Share Awards. The maximum number of Shares issuable with respect to Performance Share Awards granted to any individual executive officer will not exceed 100,000 Shares (subject to adjustment pursuant to Article 13) for any calendar year in a Performance Cycle.

                                   ARTICLE 11

                    OTHER STOCK BASED AND COMBINATION AWARDS

     11.1 Other Stock-Based Awards. The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Other Stock-Based Awards are not restricted to any specified form or structure and may include, without limitation, Share purchase warrants, other rights to acquire Shares, and securities convertible into or redeemable for Shares. The number of Shares subject to Other Stock-Based Awards granted to any Participant during any five-calendar-year period shall not exceed 750,000. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

     11.2 Combination Awards. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Bancorp, including the plan of any acquired entity. No action authorized by this section shall reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant's consent.

                                   ARTICLE 12

                               DEFERRAL ELECTIONS

     If a Participant in the Plan who is eligible to participate in the U. S. Bancorp 1991 Executive Deferred Compensation Plan, or any successor or other similar deferred compensation plan maintained by Bancorp or a Subsidiary, makes an effective deferral election under such deferred compensation plan which covers Awards under this Plan, the payment of cash, including without limitation payment of dividend equivalents (or, if permitted by such deferred compensation plan, the delivery of Shares) that would otherwise be due to such Participant by virtue of the exercise, earn out, or Vesting of an Award under this Plan may be deferred under the terms of the deferred compensation plan.

                                   ARTICLE 13

                ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

     13.1 Plan Does Not Restrict Bancorp. The existence of the Plan and the Awards granted under the Plan shall not affect or restrict in any way the right or power of the Board or the shareholders of Bancorp to make or authorize any adjustment, recapitalization, reorganization, or other change in Bancorp's capital structure or its business, any merger or consolidation of Bancorp, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Bancorp's capital stock or the rights thereof, the dissolution or liquidation of Bancorp or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     13.2 Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock of Bancorp, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, shall be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Bancorp assets to shareholders.

                                   ARTICLE 14

                           AMENDMENT AND TERMINATION

     Without further approval of Bancorp's shareholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable, subject to any applicable shareholder approval requirement imposed by applicable securities laws, federal income tax laws, or NASDAQ or securities exchange rules.

                                   ARTICLE 15

                                 MISCELLANEOUS

     15.1 Tax Withholding. Bancorp shall have the right to deduct from any settlement of any Award under the Plan, including the delivery or vesting of Shares, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Bancorp to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan shall make arrangements satisfactory to Bancorp for the satisfaction of any such withholding tax obligations. Bancorp shall not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

     15.2 Unfunded Plan. The Plan shall be unfunded and Bancorp shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Bancorp to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Bancorp shall be deemed to be secured by any pledge of, or other encumbrance on, any property of Bancorp.

     15.3 Payments to Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

     15.4 Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is revocable until cash is paid in settlement thereof or that grant of an Award payable in Shares is revocable until the Participant becomes entitled to the certificate (without Restriction or legend) in settlement thereof. In the event the employment of a Participant is terminated for cause or without good reason (as defined in an Award Agreement), any Award that is revocable shall be annulled as of the date of such termination, and the Award Agreement may require the Participant to return to Bancorp any Shares issued under the Award or the proceeds from any sale of such Shares within a specified period prior to such termination.

     15.5 Engaging in Competition With Bancorp. Any Award Agreement may provide that, if a Participant terminates employment with Bancorp or a Subsidiary for any reason whatsoever, and within a period of time (as specified in the Award Agreement) after the date of such termination accepts employment with any competitor of (or otherwise engages in competition with) Bancorp, the Committee, in its sole discretion, may require such Participant to return to Bancorp the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during a specified period prior to the date of such Participant's termination of employment with Bancorp.

     15.6 Other Bancorp Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Bancorp or a Subsidiary unless expressly so provided by the Award Agreement or by such other plan or arrangements. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Bancorp or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Bancorp or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees for their service with Bancorp and its Subsidiaries.

     15.7 Securities Law Restrictions. No Shares shall be issued under the Plan unless counsel for Bancorp shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     15.8 Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Oregon.

     15.9 Accounting Matters. In the event that the Compensation Committee determines that any provision of the Plan added or amended by the Third Amendment and Restatement of the Plan is likely to have a materially adverse impact on the ability of Bancorp to use the pooling method of accounting, such added provision or amendment of a provision shall not be given any effect.

                                   ARTICLE 16

                              SHAREHOLDER APPROVAL

     The Third Amendment and Restatement of the Plan effective February 15, 1996, is expressly subject to the approval of the Plan, as amended and restated, by the holders of a majority of the Shares present, or represented, and entitled to vote on such approval at the 1996 annual meeting of Bancorp's shareholders. All Award Agreements granted prior to the 1996 annual meeting of shareholders that incorporate provisions authorized or allowed solely by reason of this Third Amendment and Restatement of the Plan shall be subject to such shareholder approval.